                                  Schedule 14A

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.     )


Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement

[  ]    Confidential, for Use of Commission Only (as permitted by
        Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[  ]    Definitive Additional Materials

[  ]    Soliciting Material Under Rule 14a-12


                                AZCO MINING INC.
______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
      (Name of Person(s) filing Proxy Statement if other than Registrant)


Payment of Filing Fee ((Check the appropriate box):

[X]     No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11,

1)      Title of each class of securities to which transaction applies:
_________________________________________________

2)      Aggregate number of securities to which transaction applies:
_________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________

4)      Proposed maximum aggregate value of transaction:
_________________________________________________________

5)      Total fee paid:
_________________________________________________________

[  ]    Fee paid previously with preliminary materials

[  ]    Check box if any part of the fee is offset as provided by Exchange act
        Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)      Amount Previously Paid:
_________________________________________________________

2)      Form, Schedule or Registration Statement No.:
_________________________________________________________

3)      Filing Party:
_________________________________________________________

4)      Date Filed:
                                 April 12, 2001
_______________________________________________________________

                                AZCO MINING INC.

                             7239 N. El Mirage Road
                               Glendale, AZ 85307
                                 (623) 935-0774

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2001

To Our Stockholders:

         The 2001 Annual Meeting of Stockholders of Azco Mining Inc.(the "Company"), a Delaware corporation, will be held at the Company's corporate office located at 7239 N. El Mirage Road, Glendale, Arizona on Wednesday, May 16, 2001, at 10:00 a.m. (Phoenix local time), for the following purposes:

         1. To elect four directors to serve until the next annual meeting and until their successors are duly elected;

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company's fiscal year ending June 30, 2001, and to authorize the Board of Directors to fix and approve directors' remuneration;

         3. To consider and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         The Company's stockholders of record on its books at the close of business on April 6, 2001 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

         The Board of Directors of the Company extends a cordial invitation to all stockholders to attend the meeting in person. The following pages provide additional details about the meeting as well as other useful information.

                                          By Order of the Board of Directors


                                          Lawrence G. Olson
                                          Chairman of the Board
Glendale, Arizona
April 12, 2001


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. THE PROMPT RETURN OF YOUR COMPLETED PROXY WILL ASSIST THE COMPANY IN OBTAINING A QUORUM OF STOCKHOLDERS FOR THE MEETING, BUT WILL NOT AFFECT YOUR ABILITY TO CHANGE YOUR VOTE BY SUBSEQUENT PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR WRITTEN PROXY WILL ASSURE THAT YOUR VOTE IS COUNTED. IF YOU LATER FIND OUT THAT YOU WILL BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                                AZCO MINING INC.

                             7239 N. El Mirage Road
                               Glendale, AZ 85307
                                 (623) 935-0774

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2001

         This Proxy Statement is furnished to the stockholders of Azco Mining Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company. The meeting will be held at the Company's corporate office located at 7239 N. El Mirage Road, Glendale, Arizona 85307, on Wednesday, May 16, 2001 at 10:00 a.m. (Phoenix local time) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The Company will pay the cost of this proxy solicitation. It will reimburse brokers, banks, custodians and other nominees for their expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of shares of the Company's common stock. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit proxies by mail, in person or by telecommunication.

         All proxies that are properly executed and received prior to the meeting will be voted at the meeting. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting it will be voted in accordance with such specification. IF A STOCKHOLDER DOES NOT SPECIFY HOW TO VOTE THE PROXY IT WILL BE VOTED FOR EACH MATTER SCHEDULED TO COME BEFORE THE MEETING AND IN THE PROXY HOLDERS' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Any proxy may be revoked by a stockholder at any time before it is actually voted at the meeting by delivering written notice to the secretary or acting secretary of the meeting, by delivering another valid proxy bearing a later date or by attending the meeting and voting in person.

         This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about April 12, 2001. The Company will bear the cost of preparing, assembling and mailing the notice, Proxy Statement and form of proxy for the meeting.

         Unless otherwise indicated, all monetary amounts set forth herein are in United States dollars.

                                VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the Company's common stock, $.002 par value per share (the "Common Stock"), with each share entitled to one vote. Only stockholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote on each matter presented at the meeting or any adjournment thereof. At the close of business on March 29, 2001 there were 30,050,621 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. The affirmative vote of the holders of a plurality of shares of the Common Stock represented at the meeting in person or by proxy and entitled to vote on the subject matter will be necessary to elect directors of the Company and the affirmative vote of the holders of the majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the subject matter will be necessary to ratify the appointment of the auditors.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information, as of March 16, 2001, with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director of the Company, by each Named Executive Officer and by all officers and directors of the Company as a group. Unless otherwise noted, each stockholder has sole investment and voting power over the shares owned.

===================================================================================================
                     NAME AND ADDRESS                            NUMBER OF               PERCENT
                    OF BENEFICIAL OWNER                            SHARES                OF CLASS
---------------------------------------------------------------------------------------------------
Alan P. Lindsay                                                 1,178,569(1)              3.86%
(Former Director, Chairman, President and
Chief Executive Officer)
---------------------------------------------------------------------------------------------------
Anthony R. Harvey                                                653,252(2)               2.14%
(Director)
---------------------------------------------------------------------------------------------------
Paul A. Hodges                                                   113,000(3)                 *
(Director)
---------------------------------------------------------------------------------------------------
Lawrence G. Olson                                               1,778,700(4)              5.90%
(Director, Chairman, President and
Chief Executive Officer)
3045 S. 35th Avenue
Phoenix, AZ 85009
---------------------------------------------------------------------------------------------------
Stanley A. Ratzlaff                                              150,000(5)                 *
(Director)
---------------------------------------------------------------------------------------------------
M. William Lightner Jr.                                          105,000(6)                 *
(Director)
---------------------------------------------------------------------------------------------------
Gary L. Simmerman                                                315,000(7)               1.04%
(Vice-President Operations)
---------------------------------------------------------------------------------------------------
Ryan A. Modesto                                                  175,000(8)                 *
(Vice-President Finance, Corporate Secretary)
---------------------------------------------------------------------------------------------------
All officers and directors as a group (7 persons)               3,244,952(9)              10.32%
===================================================================================================

*  Less than 1%.

(Footnotes on next page)

(1) Includes (i) 605,308 shares owned by a corporation which is controlled by Mr. Lindsay, (ii) options to acquire 300,000 shares at an exercise price of CDN $1.05 per share and (iii) options to acquire 200,000 shares at an exercise price of CDN $0.80 per share

(2) Includes (i) 122,224 shares owned by Mr. Harvey's wife, (ii) options to acquire 300,000 shares at an exercise price of CDN $1.05 per share and
         (iii) options to acquire 200,000 shares at an exercise price of CDN $0.80 per share.

(3) Includes options to acquire (i) 50,000 shares at an exercise price of CDN $1.05 per share and (ii) 50,000 shares at an exercise price of CDN $0.70 per share.

(4) Includes options to acquire 100,000 shares at an exercise price of CDN $1.05 per share.

(5) Includes options to acquire 100,000 shares at an exercise price of US $0.90 per share.

(6) Consists of options to acquire 100,000 shares at an exercise price of US $0.69 per share

(7) Consists of options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 210,000 shares at an exercise price of CDN $1.05 per share (iii) 25,000 shares at an exercise price of CDN $0.70 per share and (iv) 50,000 shares at an exercise price of CDN $0.95 per share.

(8) Consists of options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 20,000 shares at an exercise price of CDN $0.70 per share and (iii)120,000 shares at an exercise price of CDN $1.05 per share.

(9)      Includes options to acquire an aggregate of 1,385,000 shares.

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of members of the Board of Directors shall not exceed seven members and currently the Board of Directors consists of five members. The size of the board has been reduced to four, effective upon the date of the annual meeting. Cumulative voting in the election of directors is not permitted. Directors are elected by a plurality of shares of Common Stock represented at the meeting and entitled to vote on the matter, which means that the four nominees receiving the highest number of votes, a quorum being in attendance, will be elected as directors.

         The persons who are nominated as directors and for whom proxies will be voted are: Lawrence G. Olson, Paul A. Hodges, Stanley A. Ratzlaff, M. William Lightner, Jr. Unless authority is withheld, it is intended that the shares represented by the proxies will be voted "FOR" these persons, each to serve as director of the Company until the next annual meeting of stockholders or until his respective successor is elected or appointed and qualified. Each nominee has consented to being a nominee and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board of Directors.

         The Board of Directors recommends that you vote FOR director nominees Lawrence G. Olson, Paul A. Hodges, Stanley A. Ratzlaff and M. William Lightner, Jr.

         The following is a brief biography regarding each nominee.

Lawrence G. Olson - Chairman of the Board, Chief Executive Officer, President and a Director

         Mr. Olson, age 63, became a director of the Company on March 15, 1999 in connection with the acquisition of Arizona Mica Properties Inc. On October 25, 2000 Mr. Olson was appointed Chairman, President and Chief Executive Officer of the Company. Mr. Olson has owned and operated his own business, Olson Precast of Arizona Inc., since 1973. Prior to starting Olson Precast, Mr. Olson was the Sales Manager of a division of United Aircraft. Mr. Olson received a B.S. in Civil Engineering from the University of Southern California in 1959. In 1998, Olson Precast of New Mexico, Inc., a company controlled by Mr. Olson, was liquidated under the United States bankruptcy laws in proceedings in the United States Bankruptcy Court for the district of New Mexico. Mr. Olson is a member of the Audit Committee and the Compensation Committee.

         Paul A. Hodges  - Director

         Mr. Hodges, age 74, has been a director of the Company since October 1, 1993. He has a degree in Mining Engineering from the Colorado School of Mines and is a registered professional engineer in Arizona. Mr. Hodges has over 40 years experience in the mining industry, covering exploration, operations, project startups, management and financing. Mr. Hodges was the Chief Engineer worldwide for open pit mining for RTZ and the President of Anamax Mining Company at Twin Buttes. Most recently Mr. Hodges was the President of Compania Minera El Indio. He was a director of Lac Minerals Limited, a publicly traded company acquired by American Barrick in late 1994. Mr. Hodges is the Chairman of the Audit Committee and a member of the Compensation Committee.

         Stanley A. Ratzlaff - Director

         Mr. Ratzlaff, age 65, became a director of the Company on February 13, 2001. Mr. Ratzlaff a Financial Consultant and CPA has a B.A., cum laude, from San Jose State University. He also completed the Advanced Management Program at Harvard Business School. Mr. Ratzlaff worked from 1961 to 1969 for the public accounting firm of Ernst & Young. Since that time Mr. Ratzlaff has held the following positions: Assistant Controller of Atlantic Richfield Company, Corporate Controller of Standard Oil Company, Vice President and Controller of Occidental Petroleum Corporation and Vice President and Controller of Pacific Enterprises. From 1994 to present, Mr. Ratzlaff has been a consulting CFO for small companies. Mr. Ratzlaff is active as a board member on nonprofit entities.

         M. William Lightner Jr. - Director

         Mr. Lightner, age 66, became a director of the Company March 6, 2001. Mr. Lightner a Financial Consultant and CPA has a B.S. in Commerce from Grove City College and a MBA from the University of Pennsylvania, Wharton School of Business. Mr. Lightner spent 31 years with the public account firm Arthur Andersen & Co., retiring in 1989 as a Partner. Mr. Lightner became involved in leveraged buy-outs and held the positions of Chairman of Mica Resources and Financial Vice President of Merit Energy. Most recently Mr. Lightner held the positions of CFO and Executive Vice President at Consumer Packaging, Inc. (1994 to 1999) and Anchor Glass Container Corp. (1997 to 2000). Mr. Lightner remains a director of Anchor Glass Containers Corp.

EXECUTIVE OFFICERS

         The following is a list of Executive Officers with brief individual biographical information as of March 16, 2001. The listed Executive Officers will continue to serve as officers of the Company until the next annual meeting of the Board of Directors or until their respective successors are elected or appointed and qualified.

         Lawrence G. Olson - Chairman of the Board, Chief Executive Officer, President and a Director

         Mr. Olson's biographical information is provided above under "Election of Directors."

         Ryan A. Modesto -- Vice President of Finance, Corporate Secretary

         Mr. Modesto, age 45, joined the Company in June 1994 as the Controller of the Sanchez Project. On January 1, 1996 he was elected as the Company's Corporate Controller and Principal Accounting Officer, in October 1998 he was appointed Vice-President of Finance, and on October 25, 2001 he was elected as Corporate Secretary of the Company. Mr. Modesto earned a B.S. in Accounting from the University of Utah in 1977 and has 24 years of accounting and administrative experience in the mining industry. For the six years prior to joining the Company Mr. Modesto was the Controller of the Santa Fe Mine for Corona Gold Inc. in Nevada.

         Gary L. Simmerman -- Vice President of Operations

         Mr. Simmerman, age 50, joined the Company in September 1992 as Chief Engineer of the Sanchez Project and in October 1998 was elected as Vice-President of Operations. Mr. Simmerman, who has a B.S. in Mining Engineering from the University of Arizona, has worked in the mining industry since 1974, and has been involved in exploration, development and production operations in gold, silver, copper, cobalt, coal and uranium. For the five years prior to joining the Company Mr. Simmerman was Chief Engineer for Santa Fe Pacific Gold's Rabbit Creek Mine and was involved in the original determination of the ore reserves and the feasibility stage through startup, production and expansion to a 200,000 ton per day operation.

LEGAL PROCEEDINGS

         On January 22, 1999, the Trustee in a bankruptcy proceeding against Eagle River served a petition, in the Quebec Superior Court, District of Hull, upon the Company to recuperate assets from the Company. It is the understanding of the Company that the Trustee alleges that, through the Company's involvement with Eagle River in its Mali Project, the Company is guilty of contractual breaches in excess of $3.400,000. It is the Company's opinion that this claim is unfounded. The outcome of the case is not yet determined.

         On December 8, 2000, the Company filed a declaratory judgment action in the United States District Court for the District of Arizona, Docket No. CIV 00-2334 PHX SRB, against each of Anthony R. Harvey, ARH Management, Ltd., Alan Lindsay and Alan Lindsay & Associates, Ltd. The action seeks a declaratory judgment regarding the Company's obligations to pay termination fees under the management agreements between the Company and each of ARH Management, Ltd. and Alan Lindsay & Associates, Ltd., as a result of the non-renewal by the Company of such agreements. The Company employed Mr. Lindsay as Chief Executive Officer and President of the Company pursuant to the management agreement between the Company and Alan Lindsay & Associates, Ltd. The Company employed Mr. Harvey as Executive Vice President and Secretary pursuant to the management agreement between the Company and ARH Management, Ltd. Upon the non-renewal, Messrs. Lindsay and Harvey each demanded payment of a termination fee equal to $297,675 pursuant to the terms of the management agreements. The Company asserted in the complaint that these termination fee provisions are unfair and unbalanced, if not unconscionable, and should not have been included in the agreements, and would not have been so included had Messrs. Lindsay and Harvey caused the Company to obtain independent legal counsel to advise the Company with regard to the provisions of the management agreements. The Company further asserted that the inclusion of the termination fee provisions was a breach by Messrs. Lindsay and Harvey of their fiduciary duties to the Company as directors and executive officers and constituted misconduct. On January 8, 2001, the named defendants filed an answer and counterclaim seeking damages for breach of contract, violation of Arizona Revised Statutes Section 23-353 for failing to pay wages and compensation due and unjust enrichment. The litigation is pending.

CERTAIN TRANSACTIONS

         In March 2001, Lawrence G. Olson jointly with his wife made an unsecured loan to the Company in the amount of $800,000 at an interest rate equal to the prime rate of interest as reported by Imperial Bank plus one percentage point. Interest on the loan is payable in monthly installments and all principal and accrued interest is due in full on March 14, 2002. In connection with this loan, the Company issued to Mr. Olson a warrant to purchase 300,000 shares of the Company's common stock at $.70 per share, the closing market price on the American Stock Exchange on the business day preceding the date of issuance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                                 BOARD MEETINGS

         During the Company's fiscal year ended June 30, 2000 the Company's Board of Directors ("the Board") met 9 times. All of the directors were present at 75% or more of the aggregate of all meetings of the Board and committee meetings in which they serve. The Board has Audit and Compensation Committees and does not have a nominating or any other committees.

                             AUDIT COMMITTEE REPORT

         The Company's Audit Committee is presently composed of three directors who are not officers of the Company. The Company adopted its Audit Committee Charter in June 2000 and in accordance with the Audit Committee Charter's definition of "independent" directors, Anthony R. Harvey, an officer of the Company, resigned as a member of the Audit Committee and was replaced by Lawrence G. Olson. Mr. Olson was not an officer of the Company at the time of his appointment to the Audit Committee. The Board of Directors has determined that all members of the Audit Committee who attended the Audit Committee meeting held in September 1999 and those persons presently acting as directors of the Audit Committee are "independent" as defined in the American Stock Exchange listing standards regarding audit committees. The Audit Committee is responsible for monitoring and reviewing the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and the financial reporting process while the independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this proxy statement.

         The Audit Committee held one meeting during fiscal year 2000. The meeting was designed to facilitate and encourage open communication between the Audit Committee and the internal auditors and the Company's independent public accountant, PricewaterhouseCoopers LLP. During the meeting, the Audit Committee reviewed and discussed the Company's quarterly and annual financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. The Audit Committee discussed with PricewaterhouseCoopers LLP matters relating to communications with audit committees as required by Statement on Auditing Standards No. 61. PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter relative to auditor independence as required by Independence Standards Board Standard No. 1 and the Committee has discussed with PricewaterhouseCoopers its independence. PricewaterhouseCoopers LLP did not perform any non-audit services during fiscal year 2000.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.

AUDIT FEES

         Fees from PricewaterhouseCoopers LLP for the fiscal year 2000 audit and the review of quarterly reports on Form 10-Q were $40,739.

ALL OTHER FEES

         All other billings from PricewaterhouseCoopers LLP for the calendar year 2000 totaled $10,673. During fiscal year 2000, PricewaterhouseCoopers LLP provided the Company with only audit and tax preparation services.

         Respectively submitted to the Azco Mining Inc. stockholders by the Audit Committee of the Board of Directors.

         Paul A. Hodges, Audit Committee Chair
         Lawrence G. Olson
         Ian M. Gray (1)

(1) Mr. Gray resigned on December 9, 2000 and did not participate in the preparation of this Audit Committee Report.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following tables show compensation during the fiscal years ended June 30, 1997, 1998 and 1999, respectively, of those persons who served as Chief Executive Officer at any time during fiscal 2000 and each other executive officer of the Company whose total cash compensation during fiscal 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table
                    (For the fiscal year ended June 30, 2000)


===============================================================================================================
                                                  Annual Compensation                               Long Term
                                                                                                   Compensation
----------------------------------------------------------------------------------------------------------------
                                                                                                    Securities
                                                                                                    Underlying
                                                                                                     Options/
                                                                                Other Annual           SARs
                                                    Salary        Bonus         Compensation          Granted
   Name and Principal Position         Year           ($)          ($)               ($)                (#)
----------------------------------------------------------------------------------------------------------------
Alan P. Lindsay, President,            2000       192,938(1)       9,413          9,000(3)                -0-
Chairman of the Board and              1999       183,750(1)       9,000          9,000(3)           200,000
Chief Executive Officer                1998       139,169(1)       5,500          7,250(3)                -0-
----------------------------------------------------------------------------------------------------------------
Anthony R. Harvey,                     2000       192,938(2)       9,413           9,000(3)               -0-
Vice Chairman, Executive Vice          1999       183,750(2)       9,000           9,000(3)          200,000
President and Secretary                1998       139,169(2)       5,500           7,250(3)               -0-
----------------------------------------------------------------------------------------------------------------
Ryan A. Modesto                        2000       116,664          5,583              -0-                 -0-
Vice President Finance                 1999       109,084          5,550              -0-              70,000
                                       1998        97,200          4,800          30,000(4)            13,000
----------------------------------------------------------------------------------------------------------------
Gary L. Simmerman                      2000       158,824          7,750              -0-              50,000
Vice President Operations              1999       115,793          7,500          30,000(5)           155,000
                                       1998        96,000          4,800              -0-              30,000
================================================================================================================

(1) These amounts were actually paid to Alan Lindsay and Associates Ltd., a management company under the control of Mr. Lindsay pursuant to a Management Agreement dated May 1, 1989 and a successor Management Agreement dated February 1, 1998 with the Company.

(2) These amounts were actually paid to ARH Management Ltd., a management company under the control of Mr. Harvey pursuant to a Management Agreement dated May 1, 1989 and a successor Management Agreement dated February 1, 1998 with the Company.

(3)      These amounts were paid as reimbursement of medical insurance premiums.

(4) Mr. Modesto was granted a $30,000 relocation allowance in conjunction with the move of the Company's corporate office from Solomon, Arizona, to Ferndale, Washington.

(5) Mr. Simmerman was granted a $30,000 relocation allowance in conjunction with the move of the Company's establishment of its Glendale office to oversee the Black Canyon Mica Project.

                        OPTION GRANTS IN LAST FISCAL YEAR

=================================================================================================================================
            Name              Number of      % of total       Exercise or     Expiration Date        Potential Realized Value
                              Securities      Options         Base Price                            (Cdn $) at Assumed Annual
                              Underling      granted to       (Cdn $/Sh)                               Rates of Stock Price
                               Options        Employees                                             Appreciation for Option Term
                              Granted (#)     in Fiscal                                                 5%            10%
                                                 Year
---------------------------------------------------------------------------------------------------------------------------------
        Gary L. Simmerman      50,000(*)          56%            0.95        December 13, 2004        13,123         28,999
=================================================================================================================================

(*)  These options are exercisable from the date of grant (December 13, 1999).


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS VALUES

=================================================================================================================
                               Number of Securities Underling                Value of Unexercised In-The-money
                                Unexercised Options at FY-End                     Options at FY-End ($)(*)
-----------------------------------------------------------------------------------------------------------------
          Name                                       Unexercisable          Exercisable           Unexercisable
                               Exercisable
-----------------------------------------------------------------------------------------------------------------
Alan P. Lindsay                  500,000                  -0-                 273,363                  -0-
-----------------------------------------------------------------------------------------------------------------
Anthony R. Harvey                500,000                  -0-                 273,363                  -0-
-----------------------------------------------------------------------------------------------------------------
Gary L. Simmerman                315,000                  -0-                 165,305                  -0-
-----------------------------------------------------------------------------------------------------------------
Ryan A. Modesto                  170,000                  -0-                  93,955                  -0-
=================================================================================================================

(*) Based on the closing price of $1.1875 of the Company's Common Stock as quoted on the American Stock Exchange on June 30, 2000.

COMPENSATION OF DIRECTORS

         The Company pays to each of its outside, non-officer directors a fee of $1,500 per month. The Company also reimburses its directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During fiscal year 2000, non-officer directors received a total of $1,750 in consulting fees separate and distinct from directors fees as a result of actual services rendered above and beyond those typical of a non-officer director. It is the Company's policy to grant immediately exercisable options to directors upon their initial election to purchase 100,000 shares of the Company's common stock at an exercise price equal to the fair market value of the stock.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS.

         On February 1, 1998 the Company entered into separate management agreements with Alan Lindsay and Associates Ltd., and with ARH Management Ltd. Associates Ltd. is a British Columbia corporation owned and controlled by Mr. Lindsay, the Company's Chief Executive Officer. ARH Management Ltd. is a British Columbia corporation owned and controlled by Mr. Harvey, the Company's Vice-Chairman. These management agreements replaced the original management agreements with Associates Ltd. and ARH Management Ltd. each dated May 1, 1989 in their entirety. The management agreements provide that all salary amounts otherwise payable by the Company to Messers. Lindsay and Harvey be paid to Associates Ltd.. and ARH Management Ltd. , respectively. Under the agreements, each of Messers. Lindsay and Harvey receive a base fee of $180,000 annually plus an allowance for equivalent insurance benefits (approximately $750 per month). The base fee may be renegotiated annually at the request of either party to the management agreements. If the parties cannot agree on the renegotiated base fee, then the base fee is increased by the greater of 5% or the amount of the cost of living index as published by the Canadian federal government. The management agreements are each for a period of 36 months automatically renewing for subsequent one-year periods unless either party gives the other party notice of non-renewal at least 90 days prior to the end of any term. In October 2000, the Company elected to not renew these agreements, which expired on February 2001. In connection with this non-renewal, each of Associates Ltd. and ARH Management Ltd. demanded payment from the Company of a termination fee equal to $297,675 based on the terms of the management agreements. The Company disputes its obligations to pay the termination fees based on a breach by Messrs. Lindsay and Harvey of their fiduciary duties to the Company as directors and executive officers. This matter is currently in litigation.

         On August 15, 1994 the Company entered into management agreements with Messrs. Lindsay and Harvey which are effective in the event of a change in control of the Company. Similar management agreements were provided to Mr. Modesto on November 19, 1996 and to Mr. Simmerman on October 23, 1998. The management agreements provide for a lump sum distribution in an amount (taking into account all other applicable change in control payments by the Company) not to exceed 299% of the base amount as defined in IRC Section 280G (b) upon a change in control of the Company. Such "base amount" is generally equivalent to the applicable person's average annual compensation from the Company includable in his gross income over the preceding five years. Change of control is therein defined to include only the following:

          (i) the acquisition (whether direct or indirect) of shares in excess of 20% of the outstanding shares of Common Stock of the Company by a person or group of persons, other than through a public equity offering by the Company;

         (ii) the occurrence of any transaction relating to the Company required to be described pursuant to the requirements of item 6(e) of Schedule 14A of Regulation 14A of the SEC under the Securities and Exchange Act of 1934; or

        (iii) any change in the composition of the Board of Directors of the Company resulting in a majority of the present directors not constituting a majority; provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded.

         On August 15, 1994 and on December 8, 1999, the Company provided director's agreements to Messrs. Hodges and Olson. The director's agreements are effective in the event of a change in control of the Company. The director's agreements provide for a lump sum distribution not to exceed $100,000 to each of Messrs. Hodges and Olson upon a change in control of the Company. The terms "change in control" has the same definition as set forth above in connection with the management agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 2000 Messrs. Gray, Hodges and Olson were members of the Company's Compensation Committee. The Compensation Committee held no formal meetings during the fiscal year ended June 30, 2000, but met in the context of regular Board meetings.

REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

         OVERALL POLICY

         Salary compensation of the Company's Executive Officers is determined by the Compensation Committee. The directors' consideration of and decisions regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and stockholder interests through stock option plans and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

         In making recommendations concerning executive compensation the Compensation Committee reviews individual executive compensation, corporate performance, stock price appreciation and total return to the Company's stockholders.

         SALARIES

         The Company's executive compensation consists of two key elements; salary and stock options. The Compensation Committee determines salary levels of officers and employee stock option awards.

         Executive Officers' salaries are determined by evaluating the responsibilities of the Executive Officers' position, individual experience, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other mining companies.

         The Compensation Committee at its year-end meetings generally establishes the salary levels of the Executive Officers of the Company for the following fiscal year. Specific individual performance and overall corporate and business segment performance are reviewed in determining the compensation level of each individual Executive Officer. The Board where appropriate, also considers other performance measures, such as safety, environmental awareness and improvements in relations with stockholders, employees, the public and government regulators.

         The Company's Compensation Committee increased Mr. Lindsay's salary as Chief Executive Officer to $198,450 on February 1, 2000. This represented a 5% increase in base fees over the annual base fees of $189,000 established on February 1, 1999. The Compensation Committee's decision to increase Mr. Lindsay's salary was based on its desire to adjust Mr. Lindsay's compensation to bring it in line with industry standards.

         The Company's Compensation Committee increased Mr. Harvey's salary as Executive Vice-President and Secretary to $198,450 on February 1, 2000. This represented a 5% increase in base fees over the annual base fees of $189,000 established on February 1, 1999. The Compensation Committee's decision to increase Mr. Harvey's salary was based on its desire to adjust Mr. Harvey's compensation to bring it in line with industry standards.

         During fiscal year 2000, year-end bonuses for all employees and officers were calculated at 5% of base salary or fees paid during calendar 1999.

         STOCK OPTIONS

         Under the Company's 1989 Stock Option Plan, as amended ("the Plan"), which was approved by the Company's stockholders, stock options are granted to the Company's officers, directors and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Board determines the size of the stock option grants based on certain factors, including competitive compensation data similar to those used to determine salaries.

         Stock options are intended to align the interests of the executives with those of the Company's stockholders. All stock options granted under the Plan are granted with an exercise price equal to at least the market price of the

Common Stock on the date of grant and are generally exercisable over a five-year period. This approach is designed to provide executive incentive for the creation of additional stockholder value over the long term since the benefit of the option award cannot be realized unless the stock price appreciates.

         CONCLUSION

         The Company's executive compensation is linked to individual and corporate performance. The Board intends to continue the policy of linking executive compensation to corporate performance, recognizing that the ups and downs of the business cycle, and in particular depressed mineral prices, from time to time, may result in an imbalance in executive compensation and corporate performance for a particular period.

         This report has been provided by the Board of Directors.

                  Lawrence G. Olson              Anthony R. Harvey
                  Paul A. Hodges                 Stanley A. Ratzlaff
                  M. William Lightner Jr.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of two other stock market indices: (i) The American Stock Exchange Market Index (U.S.) (the "Amex Market Index (U.S.)"), and (ii) the Peer Group Index of similar line-of-business companies as described below. The time period graphed is the period from July 1, 1995 through June 30, 2000.

         The AMEX Market Index (U.S.) is an index comprising all domestic common shares traded on The American Stock Exchange. The Peer Group Index includes data from the following five companies: Benguet Corporation, Freeport McMoran Copper & Gold, Rio Tinto PLC (formerly RTZ Corp. PLC), Canyon Resources Corp. and Hecla Mining Co. all of which are listed on AMEX or the NYSE.

                  CUMULATIVE TOTAL STOCKHOLDER RETURN(1)(2)(3)

                                  [LINE GRAPH]


                          [PLOTPOINTS FOR LINE GRAPH]

-------------------------------------------------------------------------------------------
                         1995       1996        1997        1998        1999         2000
-------------------------------------------------------------------------------------------
Azco Mining Inc.          100      104.17       87.50       45.83       62.50        79.17
-------------------------------------------------------------------------------------------
Peer Group Index          100       83.80       83.12       44.43       49.56        28.23
-------------------------------------------------------------------------------------------
AMEX Market Index         100      114.50      121.78      140.79      138.50       159.25
-------------------------------------------------------------------------------------------

(1) Assumes $100 invested on July 1, 1995 in the Company's Common Stock, the AMEX Market Index, and the Peer Group Index of alike line-of-business companies.

(2)      Total stockholder return assumes reinvestment of dividends.

(3)      Where applicable, Canadian currency has been translated to U.S.
         dollars.

       RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP to audit the Company's financial statements prepared in connection with the submittal of the Company's Report on Form 10-K for the fiscal year ended June 30, 2000. The Board of Directors recommends that the stockholders ratify its selection of PricewaterhouseCoopers LLP as the Company's independent public accountants and authorize the Board of Directors to fix and approve directors' remuneration. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1991.

         The shares of Common Stock represented by the proxies in the accompanying form will be voted "FOR" the ratification of the appointment of PricewaterhouseCoopers as the Company's independent public accountants unless a contrary direction is indicated.

         The Company has requested representatives of PricewaterhouseCoopers to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire and expects them to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders of the Company to be presented at the next annual meeting of stockholders must be received by the Company a reasonable amount of time prior to such meeting to be included in the Company's proxy statement and proxy for that meeting. If a stockholder intends to submit a proposal at the Meeting that is not included in the Company's Proxy Statement, and the stockholder fails to notify the Company of such proposal a reasonable amount of time before the Company mails the proxy materials for the Meeting, then the proxies appointed by the Company's management will be allowed to use their discretionary voting authority when the proposal is raised at the Meeting without any discussion on the matter in the Proxy Statement. The proponent must be a stockholder of record or a beneficial owner entitled to vote on his or her proposal at the next annual meeting and must continue to own such security entitling him or her to vote through that date on which the meeting is held. The proponent must own 1% or more of the outstanding shares, or $2,000.00 in market value, of the Company's Common Stock and must have owned such shares for one year in order to present a stockholder proposal to the Company.

                           ANNUAL REPORT ON FORM 10-K

         The Annual Report on Form 10-K concerning the operation of the Company during the fiscal year ended June 30, 2000, including certified financial statements for the year then ended, is being mailed to each stockholder of the Company with this Notice of Annual Meeting. Additional copies of the Annual Report may be obtained without charge upon written request to the Secretary of the Company, at the corporate office located at 7239 N. El Mirage Road, Glendale, Arizona 85307.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be presented at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting of the Stockholders, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

                                                  By Order of the Board


April 12, 2001                                    Lawrence G. Olson,
                                                  Chairman of the Board

                                   APPENDIX A

                                AZCO MINING INC.

                             AUDIT COMMITTEE CHARTER

MISSION STATEMENT

The audit committee will assist the board of directors in its financial oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct.

ORGANIZATION

The Board of Directors of Azco Mining Inc. shall appoint, on an annual basis, no less than three of the Company's independent directors to serve on the Company's Audit Committee. A chairperson shall be appointed and the independence of all committee members shall be in compliance with the American Stock Exchange's independent director and Audit Committee listing standards.

The Audit Committee shall meet, either telephonic or in person, a minimum of four times a year to review and recommend to the board for approval the Company's quarterly filings on Form 10-Q and its annual report on Form 10-K.

RESPONSIBILITIES

Review the performance of the external auditors and report to the board of directors the appointment or discharge of the external auditors.

Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members and assess whether the financial statements reflect appropriate accounting principles. Meet with management and the external auditors, either telephonically or in person, to review the financial statements and the result of the audit.

Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

Review quarterly reports on a pre-issuance basis and obtain explanations from management and the external auditors as to whether:

      - Actual financial results for the quarter varied significantly from projected results.
      -  There are changes in accounting or financial reporting practices.
      -  There are any significant or unusual events or transactions.
      - The company has complied with the terms of all loan agreements or security indentures.
      - The interim financial statements contain adequate and appropriate disclosures.

Review the findings of any examinations by regulatory agencies such as the SEC and the AMEX.

Review adequacies and effectiveness of the company's internal controls.

Review and update the charter and receive approval of changes from the board.

Accepted by the Audit Committee of Azco Mining Inc. on June 8, 2000.

Lawrence G. Olson
Dr. Ian M. Gray
Paul A. Hodges

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Azco Mining Inc. (the "Company") hereby appoints Lawrence G Olson and Ryan A. Modesto, or either of them, as proxy, of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the board room of the Company's Corporate office at 7239 N. El Mirage Road, Glendale, Arizona, on, May 16, 2001, at the hour of 10:00 a.m. (local time), and at every adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the meeting.

EACH IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING
MATTERS:

1.   FOR [ ]        The following nominees for Director - Lawrence G. Olson,
                    Paul A. Hodges, Stanley A. Ratzlaff and M. William
                    Lightner, Jr., except the following nominees
                    _____________________________________________________.

     WITHHOLD [ ]   From All Nominees.

     ABSTAIN [ ]

2.   FOR [ ]  AGAINST   [ ]   ABSTAIN  [ ] To appoint PricewaterhouseCoopers
                                           as auditors and to authorize the
                                           directors to fix the auditors'
                                           remuneration.



THIS PROXY WILL BE VOTED FOR OR AGAINST OR WITHHELD OR ABSTAINED IN RESPECT OF THE MATTERS LISTED IN ACCORDANCE WITH THE CHOICE, IF ANY, INDICATED IN THE SPACE PROVIDED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED "FOR" SUCH MATTER. IF ANY AMENDMENTS OR VARIATIONS ARE TO BE VOTED ON, OR ANY FURTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY AT THE MEETING. THIS FORM SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF MEETING AND PROXY STATEMENT.


DATED this ________day of __________, 2001.


___________________________________
Signature of Shareholder


___________________________________
(Please print name of Shareholder)

NOTES:


1. Please date and sign (exactly as the shares represented by this Proxy are registered) and return promptly. Where the instrument is signed by a corporation, its corporate seal must be affixed and execution must be made by an officer or attorney thereof duly authorized. If no date is stated by the shareholders, the Proxy is deemed to bear the date upon which it was mailed by management to the shareholder.

2. To be valid, this Proxy form, duly signed and dated, must arrive at the office of the Company's transfer agent, Computershare Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting or any adjournment thereof.